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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) January 5, 2000
                                                 -----------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer

diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    --------------

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  (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

On January 5, 2000 the Registrant issued the following press release:

"Alteon Inc. Sells Net Operating Loss Carryforwards Under New
Jersey Program; Raises More Than $2.5 Million

"RAMSEY, N.J., Jan. 5 -- Alteon Inc. (OTC Bulletin Board: ALTN) announced today that it has received $2,588,210 from the sale of its net operating loss carryovers (NOLS) under the State of New Jersey's Technology Business Tax Certificate Transfer Program (the 'Program').

"The Program is an initiative passed by the New Jersey State
Legislature that allows qualified technology and biotechnology businesses in New Jersey to sell unused amounts of NOLS and defined Research and Development tax credits for cash.

"'This Program is of significant value to Alteon as we prepare for further development of our lead A.G.E. crosslink breaker compound ALT-711,' said Kenneth I. Moch, President and Chief Executive Officer. 'I am pleased to report that with this non-dilutive funding, as well as our efforts to control costs, Alteon has approximately $12 million in cash at this time. In addition, we are hopeful to participate again in this Program during the year 2000.'

"Alteon has been approved to sell approximately $5.3 million of tax benefits in future years, subject to existing New Jersey law. The actual amount of tax credits the Company may sell will depend upon the allocation among qualifying companies of an annual pool established by the State of New Jersey. The allocated pool for year 2000 will be $40 million.

"Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases, including cardiovascular disease. Alteon's proprietary technology focuses on Advanced Glycosylation End-products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. A.G.E.s have been shown to be a causative factor in many of the complications of diabetes and age-related diseases, including kidney disease, nerve damage, atherosclerosis and retinopathy. Alteon's approach is to inhibit or break A.G.E.s or their chemical crosslinks, thereby potentially impacting such disease states. The company is seeking a corporate partner to help fund the continued development of its A.G.E.-formation inhibitor, pimagedine, based on the results of the Phase III trial of pimagedine in Type 1 diabetic patients with progressive kidney disease. Alteon's lead A.G.E. crosslink breaker, ALT-711, has completed a series of Phase I human clinical trials and is currently being prepared for a Phase II program. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

"Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events."




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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ Kenneth I. Moch
                                  -------------------------------
                                  Kenneth I. Moch
                                  President and
                                  Chief Executive Officer


Date: January 6, 2000